SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


      Filed by the Registrant      |X|
      Filed by a party other than the Registrant     |_|

      Check the appropriate box:
      |_|   Preliminary proxy statement             | |  Confidential, For Use
                                                         of the Commission Only
                                                         (as permitted by Rule
                                                         14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ELXSI Corporation
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                (Name of Registrant as Specified in Its Charter)



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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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


                                ELXSI CORPORATION
                          4209 Vineland Road, Suite J-1
                             Orlando, Florida 32811

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 22, 1997

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELXSI Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Twin Towers Hotel and Convention Center, 5780 Major Boulevard, Orlando, Florida 32819, on Thursday, May 22, 1997 at 9:00 a.m. (local time), for the following purposes:

        1.  To elect a Board of Directors.

        2.  To approve the ELXSI Corporation 1997 Incentive Stock Option Plan.

        3. To adopt amendments to the Company's Bylaws to impose certain tax-related transfer restrictions on Common Stock and other equity securities of the Company.

        4. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

        5. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

        Common stockholders of record at the close of business on March 31, 1997, are entitled to notice of and to vote at the meeting. A complete list of such stockholders is open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, located at 4209 Vineland Road, Suite J-1, Orlando, Florida 32811.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 is enclosed herewith.

                                 By Order of the Board of Directors,


                                 Thomas R. Druggish, Secretary

Dated: April 14, 1997

        You are urged to fill in, sign, date and mail the enclosed Proxy. If you attend the meeting and vote in person, the Proxy will not be used. If the Proxy is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy will save the expense involved in further communication.

                                ELXSI CORPORATION
                          4209 Vineland Road, Suite J-1
                             Orlando, Florida 32811


                                 PROXY STATEMENT

                       for Annual Meeting of Stockholders
                           to be held on May 22, 1997

                                                                 April 14, 1997

To the Stockholders:

        This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of ELXSI Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Radisson Twin Towers Hotel and Convention Center, 5780 Major Boulevard, Orlando, Florida 32819, on Thursday, May 22, 1997, at 9:00 a.m. (local time) and at any subsequent time which may be necessary by the adjournment thereof.

        If you were a holder of record of Common Stock of the Company (the "Common Stock") at the close of business on March 31, 1997, you are entitled to vote at the meeting and your presence is desired. If, however, you cannot be present in person, a form of Proxy is enclosed which the Board of Directors of the Company requests that you execute and return as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the meeting or by delivery of a duly executed written statement to that effect to the Secretary of the Company.

        The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the form of Proxy, and the Annual Report on Form 10-K. The Company has engaged Continental Stock Transfer & Trust Company to assist the Company in the distribution and solicitation of Proxies and has agreed to pay Continental Stock Transfer & Trust Company a fee of $3,000 plus expenses for its services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission, in sending Proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit Proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

        At the close of business on March 31, 1997, 4,660,866 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the enclosed Proxy are first being mailed to the stockholders of the Company on or about April 14, 1997.


                            PROXIES AND VOTE REQUIRED

        The persons named in the accompanying form of Proxy intend to vote Proxies FOR the election of the nominees for director named herein, except to the extent authority to vote for any such nominee is withheld. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and in consequence another individual shall be nominated, the persons named in the form of Proxy shall have the discretion and authority to vote or to refrain from voting in accordance with their judgment on such other nominations. The persons named in the accompanying form of Proxy also intend to vote Proxies FOR the approval of the ELXSI Corporation 1997 Incentive Stock Option Plan as described in Proposal No. 2 herein, FOR the adoption of the Bylaw amendments as described in Proposal 3 herein, and FOR therein ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants as described in Proposal No. 4 herein, unless (in each case) contrary voting instructions are indicated on such Proxies.

        The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for a quorum. If a quorum is present those nominees receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to stockholders at the meeting, including Proposals 2, 3 and 4, if a quorum is present the affirmative vote of a majority of the shares voted is required for approval. As a result, abstention votes have the effect of a vote against such matters.

        Shares held by brokers and other stockholder nominees sometimes are voted on certain matters but not others. This can occur, for example, when a broker is instructed by the beneficial owner of shares of Common Stock, or otherwise has the authority, to vote on a particular matter but is not instructed on one or more others. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but with respect to the matters as to which they are "non-voted" they will have no effect upon the outcome of the vote thereon.



                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

        The Board of Directors of the Company currently consists of five individuals, each of whom has been nominated for election at the meeting. Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified, or until resignation, removal or death as provided in the Bylaws of the Company. The names of the five nominees for director together with certain information furnished to the Company by each such individual and the executive officers of the Company are set forth below.


                                                      Common Stock of the
                                                  Company Beneficially Owned
                                                    as of March 31, 1997(1)
                                              --------------------------------
                                  Director       Number of           Percent
Name                               Since          Shares            of Class
----                               ------      -------------        --------
  Farrokh K. Kavarana..........     1989           41,600(2)          0.9%
  Kevin P. Lynch...............     1989          104,697             2.2%
  Alexander M. Milley..........     1989        1,144,456(3)         23.3%
  Robert C. Shaw...............     1989           68,978             1.5%
  Denis M. O'Donnell...........     1996           22,400             0.5%

All executive officers and
directors as a group (7 persons)                1,444,893(2)(3)      28.0%

---------------

(1) Numbers and percents are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"). Each of the named persons and group has sole voting and dispositive power with respect to the shares shown. Includes presently-exercisable stock options granted by the Company, as follows: Farrokh K. Kavarana: 40,000 shares, Kevin P.
     Lynch: 96,500 shares,  Alexander M. Milley: 125,000 shares, Robert C. Shaw:
     57,500 shares, Denis M. O'Donnell: 7,500 shares, all executive officers and directors as a group: 377,440 shares.

(2) Excludes an aggregate of 325,940 shares of Common Stock held by Aggel Enterprises, Ltd. and certain affiliated entities, as to which shares Mr. Kavarana disclaims beneficial ownership. Mr. Kavarana is affiliated with the controlling shareholders of Aggel Enterprises, Ltd. and its affiliates. See "Security Ownership of

     Certain Beneficial Owners." Also excludes 3,334 shares of Common Stock issuable upon exercise of stock options held by Tata International A.G., with which Mr. Kavarana is affiliated. Mr. Kavarana disclaims beneficial ownership of such shares.

(3) Includes 125,000 shares issuable upon exercise of currently exercisable options granted by the Company to Mr. Milley. Also includes: (i) 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member; (ii) 173,147 shares held by Cadmus Corporation, of which Mr. Milley is the Chairman, President and a controlling shareholder; and (iii) 590,200 shares held by ELX Limited Partnership, of which Mr. Milley is the sole general partner. Excludes 60,004 shares of Common Stock held by The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are not beneficially owned by Mr. Milley.


Directors and Executive Officers of the Company

        Set forth below is information regarding the directors and executive officers of the Company, some of whom hold positions with the Company's wholly-owned subsidiary, ELXSI ("ELXSI"), ELXSI's Bickford's Family Restaurants Division ("Bickford's") and/or ELXSI's Cues Division ("Cues").

Name                         Age      Position

Alexander M. Milley(1)(2)    44       Chairman, President and Chief Executive
                                      Officer of the Company and ELXSI,
                                      President of Cues

Farrokh K. Kavarana(2)(3)    52       Director

Kevin P. Lynch(1)(3)         38       Director, Vice President of the Company
                                      and ELXSI

Denis M. O'Donnell(2)(3)     43       Director

Robert C. Shaw(1)            44       Director, Vice President of the Company
                                      and ELXSI

Thomas R. Druggish           41       Vice President of the Company,
                                      Treasurer and Secretary of the Company
                                      and ELXSI

Daniel E. Bloodwell          46       Vice President of ELXSI, President of
                                      Bickford's

(1)     Member of the Executive Committee of the Board.
(2)     Member of the Compensation Committee of the Board.
(3)     Member of the Audit Committee of the Board.


        Alexander M. Milley became Chairman of the Board of Directors and Chief Executive Officer of the Company on September 25, 1989 and was elected President of the Company in August 1990. Mr. Milley is the founder, President, sole director and majority shareholder of Milley Management, Incorporated ("MMI"), a private investment and management consulting firm. Mr. Milley is also the President of Cadmus Corporation ("Cadmus"), another private investment and management consulting firm that is the former owner of Cues and with which ELXSI has a management agreement. See "Certain Transactions--Management Agreement". From August 1985 to May 1986, Mr. Milley was Chairman of Neoax, Inc., now an environmental services company known as EnviroSource, Inc. and then a diversified custom vehicle and precision metal manufacturing company. Mr. Milley was Senior Vice

President-Acquisitions from December 1983 until July 1986 of The Dyson-Kissner-Moran Corporation ("DKM"), a private investment company. Mr. Milley is also Chairman of the Board of Bell National Corporation ("Bell National"), a distributor of high quality fabrics used in draperies and furniture, and Chairman of the Board of Azimuth Corporation ("Azimuth"). See "Certain Transactions--Azimuth Transactions".

        Farrokh K. Kavarana became a director of the Company on September 25, 1989. Since April 1975 he has been a Managing Director of Tata International A.G., an international holding company for the Tata Group of companies (the "Tata Group"), which owns the Tata Group's overseas holdings and investments. Mr. Kavarana is a director of numerous non-U.S. companies, including Tata Industries Ltd., Tata Sons Ltd. of India and Tata-ELXSI. Mr. Kavarana is affiliated with the Tata Group, whose overseas affiliates are controlling shareholders of Aggel Enterprises, Ltd., an investment holding company. See "Security Ownership of Certain Beneficial Owners".

        Kevin P. Lynch became a director of the Company on September 25, 1989 and has served as Vice President of the Company since September 24, 1991 and Vice President of ELXSI since June 25, 1991. He has served as a Vice President of MMI since September 1988 and of Cadmus since January 1994. See "Certain Transactions--Management Agreement". From October 1986 until September 1988, Mr. Lynch was an executive on the Corporate Development staff at Macmillan, Inc., a publishing company.

        Denis M. O'Donnell became a director of the Company on May 23, 1996. He has been President of Novavax, Inc., a company engaged in the development of pharmaceuticals, since 1995. Prior to that he had been Corporate Vice President of Medical Affairs of IGI Inc., a company engaged in the development of human and animal pharmaceuticals, since 1991. Mr. O'Donnell has been a director of Biocybernetics, Inc., a bioengineering research and development firm, since 1992.

        Robert C. Shaw became Vice President and a director of the Company on September 25, 1989 and Executive Vice President on December 19, 1989. He also served as Treasurer of the Company from September 1989 to January 1990. Mr. Shaw has been a Vice President of MMI since March 1989, an officer and/or director of Azimuth and/or certain for subsidiaries thereof since November 1990, and a director of Cadmus since January 1992. See "Certain Transactions--Azimuth Transactions" and "--Management Agreement". Prior to March 1989, he was Vice President of Berkeley Softworks Incorporated ("Berkeley") from September 1987 until March 1989. From January 1987 until September 1987 he was Vice President, and from July 1985 until January 1987 he was Director of Finance and Operations, of Ansa Software Incorporated ("Ansa"). Berkeley and Ansa developed and produced personal computer software. Mr. Shaw has served as a director and President of Bell National since November 1989.

        Thomas R. Druggish became Vice President of the Company on January 2, 1990 and was elected Secretary of the Company on September 11, 1990. He currently serves as Chief Financial Officer of Bell National and has been Secretary and Treasurer of MMI since September 1990. He also has served as Vice President and Secretary of Cadmus since November 1992 and an officer and/or director of Azimuth Corporation and/or certain subsidiaries thereof since November 1990. See "Certain Transactions--Management Agreement", and "--Azimuth Transactions". Mr. Druggish was Assistant Controller at Borland International from April 1987 to December 1989.

        Daniel E. Bloodwell became a Vice President of ELXSI on September 24, 1991. Since July 1, 1991 Mr. Bloodwell has served as President of Bickford's. From July 1987 to June 1991 Mr. Bloodwell was Vice President of Operations for Marriott Family Restaurants Inc., which then owned the Bickford's operations. From July 1985 to June 1987, Mr. Bloodwell was Vice President of Operations of Sizzler Restaurants, Inc.


Committees; Board and Committee Meetings

        The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee, whose members are elected each year by the entire Board.

        The Executive Committee's function is to act in place of the Board between meetings of the full Board. During the year ended December 31, 1996 the Executive Committee did not meet. The members of the Committee are Messrs. Milley, Lynch, and Shaw.

        The Compensation Committee's function is to administer the Company's stock option and other compensation plans and to act upon such other compensation matters as may be referred to it by the Board. The current members of the Committee are Messrs. Milley, Kavarana, and O'Donnell. During the year ended December 31, 1996, the Compensation Committee met one time.

        The Audit Committee oversees the Company's internal accounting procedures and consults with, and reviews the reports of, the Company's independent accountants. The current members of the Committee are Messrs. Kavarana, Lynch, and O'Donnell. During the year ended December 31, 1996, the Audit Committee met one time. At such meeting, the Company's auditors presented a report to the Audit Committee indicating (among other things) there were no irregularities involving the Company's accounting.

        During the year ended December 31, 1996 the Board of Directors of the Company met three times. All directors with the exception of Mr. Kavarana attended all meetings. Mr. Kavarana attended two meetings.

        From time to time the Board of Directors is asked to consider and vote upon matters which may present a conflict of interest for certain members. It is the Company's practice to not disqualify any Board member from voting with respect to such matters. In bringing conflict-of-interest (as well as other) matters before the Board, management generally seeks to secure the unanimous approval of directors; such unanimous approval has been obtained on virtually all matters heretofore voted upon by present Board members.


Compensation of Directors

        Cash Compensation. Since 1989 the directors of the Company have received no cash compensation for their services as such, except for reimbursement of reasonable expenses of attending meetings. There are currently no plans to begin paying cash compensation to directors.

        Other Compensation. During 1996 each director of the Company received as compensation for his services as such options to purchase 7,500 shares granted under the Company's 1996 Incentive Stock Option Plan. Each option is exercisable at a price of $6.50 per share, the market price of the Common Stock on the date of the grant, and expires on May 23, 2006.


Report of the Compensation Committee

        The Compensation Committee believes that offering its executive officers a compensation package consisting of a balanced combination of fixed, formula-based, long-term and discretionary components is the best way of ensuring that (a) executive compensation is appropriately linked to the creation of shareholder value, and (b) the Company will be able to attract, motivate and retain executives of outstanding abilities. Fixed compensation is paid through base salaries, which the Committee believes should be and are maintained at levels comparable to those generally paid to executives with similar responsibilities at similarly-sized companies. The other parts of total compensation are realized through the Company's bonus arrangements, its stock option plans and its Bickford's Division Phantom Stock Option Plan (the "Phantom Stock Option Plan"). The Committee also is of the view that its executives' compensation should be tied both directly and materially to the actual operating performance. This was reflected in the fact that 1996 executive compensation was heavily weighted toward incentives whose value is directly related to the achievement of operating results demonstrably achieved.

        Since the acquisition of Cues in October 1992, Mr. Milley has received salary compensation from the Company for his services as President of Cues. Under this arrangement Mr. Milley has received a base salary of $120,000 per year. The Compensation Committee feels that this salary level is justified given that Mr. Milley's devotion of substantial time and efforts to the Cues operations has led to a significant, continued improvement in the division's operations. The Company pays management fees to Cadmus, a company controlled by Mr. Milley, pursuant to a written agreement approved by the Board of Directors of the Company. These fees are based on the achievement of certain minimum levels of operating income, which have been achieved, and the fees will be discontinued if operating targets cease to be met. (See "Certain Transactions--Management Agreement" for a discussion of such management agreement and fees.)

        It is the present intention of the Compensation Committee to evaluate the compensation of Mr. Milley for his services as an officer of the Company on an annual basis. Mr. Milley has received no increase in cash compensation since 1992. Additional compensation may be awarded to Mr. Milley in the form of stock options, cash bonuses or other incentives. Any such payments would be at the discretion of the Board rather than through a formula-based plan.

        The  1996  compensation  of  Daniel  E.  Bloodwell,   President  of  the
Bickford's Division of ELXSI, consisted primarily of base salary and compensation related to the Phantom Stock Option Plan. Mr. Bloodwell's 1996 bonus payment was $15,000. This was a discretionary award, based on the Committee's evaluation of certain performance measures relating to Bickford's, including its profitability, cost controls, unit growth and other non-financial goals. The Committee believes that Mr. Bloodwell's compensation should be heavily weighted toward increasing shareholder value and, accordingly, a significant portion of his compensation is in the form of Phantom Stock Options, as described below.

        Through his participation in the Phantom Stock Option Plan, which was put into effect in connection with the Company's 1991 acquisition of Bickford's, Mr. Bloodwell has the opportunity to earn compensation equal to a specified maximum percentage of a certain measure of the value of this division (less an exercise price). The maximum percentage, 4.9%, was earned by Mr. Bloodwell because Bickford's achieved targeted levels of earnings before interest, taxes and depreciation during the two-year period from July 1, 1991 through June 30, 1993 and because Mr. Bloodwell remained with the Company through June 30, 1996. Mr. Bloodwell received 1.0% of the 4.9% maximum amount at the inception of the Plan in 1991 in consideration of his payment of $40,833 (which is non-refundable and will be credited against any future exercise price payment), and he earned an additional 1.0% in each of 1992 and 1993 due to the achievement of the targeted results for applicable periods. The remaining 1.9% was earned by Mr. Bloodwell upon his remaining with the Company through June 30, 1996. The percentage earned by Mr. Bloodwell will be multiplied by the fair market value of Bickford's assets on the measure date less certain liabilities of or related to that division. The result of this calculation, less an exercise price, will represent the payment to be received by Mr. Bloodwell on or after July 1, 2001. During and after the measurement period, Mr. Bloodwell will benefit from increases in the value of the Bickford's division, as this is the fundamental component used to determine the value of Phantom Stock Options.

                                         THE COMPENSATION COMMITTEE
                                         Alexander M. Milley
                                         Farrokh K. Kavarana
                                         Denis M. O'Donnell



Executive Compensation

        The following table summarizes the total compensation of the executive officers of the Company for the year ended December 31, 1996.

                           Summary Compensation Table
                           --------------------------

                                                               Long-Term
                                 Annual Compensation         Compensation
                          ---------------------------   ----------------------
                                                        No. of
                                                        Shares of
                          Fiscal                        Common
                          Year                          Stock        All Other
Name and                  Ended                         Underlying   Compen-
Principal Position        Dec. 31    Salary    Bonus    Options      sation
------------------        -------   --------  -------   ----------   ---------

Alexander M. Milley         1996    $120,000     -        25,000       -
President & Chief           1995     120,000     -        22,500       -
Executive Officer           1994     120,000     -        25,000       -



Daniel E. Bloodwell         1996    $120,000  $15,000      2,100  $ 193,885(1)
Vice President of ELXSI,    1995     115,000   15,000      2,100    211,511(1)
President of Bickford's     1994     115,000   15,000      2,080    105,755(1)
Division


--------------

(1) Represents an estimate by the Company of the increase during the applicable year in the value of the Phantom Stock Options held at the end of such year. See the following "Phantom Stock Option Plan" section.


Phantom Stock Option Plan

        The following table sets forth information with respect to the Phantom Stock Option Plan (the Company's only long-term incentive plan) and the executive officers named in the table above.

               Long-Term Incentive Plan Awards in Last Fiscal Year
               ---------------------------------------------------


                                              Estimated Future Payout Under
                   Number of                    Phantom Stock Option Plan
                  Phantom Stock            ------------------------------------
                  Option Rights  Payout
    Name          ("PSOR's")      Date     Threshold       Target       Maximum
    ----          ----------      ----     ---------       ------       -------

    Alexander M.
    Milley            -            -           -              -             -

    Daniel E.
    Bloodwell        0.9        7/1/2001      4.9            4.9           4.9



        The Phantom Stock Option Plan was implemented by the Company in 1991. Its only participants are Mr. Bloodwell and three other Bickford's division employees. At the inception of the Plan, ELXSI granted to these individuals PSOR's (each representing one percentage point) for an initial investment ranging from $25,000 to $40,833 (in the case of Mr. Bloodwell). Each holder of a Phantom Stock Option is entitled to receive, upon exercise, a cash payment equal to (a) the product of (i) the sum of the appraised value of Bickford's assets at the time of exercise less (x) all then existing liabilities of the Company or ELXSI related to Bickford's and less any then existing debt of the Company including debt incurred to acquire Bickford's, debt incurred for Bickford's-related acquisitions, or debt used for working capital needs, and
(ii) a percentage equal to the PSOR's then held by the holder, minus (b) an exercise price of approximately $74,000 per PSOR less such holder's initial investment. No Phantom Stock Option may be exercised until the earliest to occur of (1) July 1, 2001, (2) the termination of the holder's employment, or (3) the sale (if any) of the Bickford's division. All increases in value of the Phantom Stock Options are treated as compensation expense by the Company in the year in which the increase occurs.

        At December 31, 1996, Mr. Bloodwell held 4.9 PSOR's. He earned his final
0.9 PSOR's on June 30, 1996.


Common Stock Options

        The following table sets forth the number of shares of Common Stock subject to options granted by the Company in 1996 to each executive officer named in the table above, and certain other relevant information.

                      Option Grants in the Last Fiscal Year


                       No. of                                               Potential Realizable
                     Shares of    Percent of                                  Value at Assumed
                       Common        Total                                 Annual Rates of Stock
                       Stock        Options                                Price Appreciation for
                     Underlying   Granted to                                    Option Term
                      Options      Employees    Exercise    Expiration   --------------------------
Name                  Granted      in 1995       Price         Date           5%          10%
                      -------      -------       -----         ----           --          ---
Alexander M. Milley   25,000 (1)    19.7%       $6.50(2)      5/23/06     $102,195    $258,983

Daniel E. Bloodwell    2,100 (1)     1.7%       $6.50(2)      5/23/06       $8,584     $21,755

---------------

(1) All options were granted on May 23, 1996. Mr. Milley's are all immediately exercisable; Mr. Bloodwell's become exercisable as to 25% on May 23 of each of 1997, 1998, 1999 and 2000.

(2)     The market value of the Company's Common Stock on the date of grant.


        The following table presents information as to the value of unexercised in-the-money options granted under the Company's 1996 Incentive Stock Option Plan and held at year-end by the executive officers named in the above table.

                   Aggregated Option Exercises in Last Fiscal
                   ------------------------------------------
                     Year and Fiscal Year-End Option Values
                     --------------------------------------


                                                                                       Value of Unexercised In-
                                                    Number of Unexercised                the-Money Options at
                          Shares                   Options at Fiscal Year-End            Fiscal Year-End (1)
                         Acquired      Value    --------------------------------    --------------------------------
Name                    on Exercise  Realized    Exercisable    Unexercisable         Exercisable    Unexercisable
----                    -----------  --------    -----------    -------------         -----------    -------------

Alexander M. Milley           -          -         125,000             -                $121,563         $   -

Daniel E. Bloodwell           -          -           2,840          5,140                  2,963          3,082


----------------

(1) Assumes a fair market value per share of Common Stock of $6.625, the December 31, 1996 closing price.


Security Ownership of Certain Beneficial Owners

        As of March 31, 1997, the Company had outstanding 4,660,866 shares of Common Stock. The following table sets forth certain information regarding the ownership of the Company's Common Stock as of that date by all those known by the Company to be beneficial owners of more than five percent (5%) of the Common Stock . Ownership information is based upon information furnished by the respective beneficial owners.

                                                       Common Stock of the
                                                   Company Beneficially Owned
                                                     as of March 31, 1997(1)
                                                  -----------------------------
                                                   Number of          Percent
           Name                                     Shares           of Class
           ----                                     ------           --------

           Alexander M. Milley
           4209 Vineland Road, Suite J-1
           Orlando, FL 32811                    1,144,456(2)(3)        23.3%

           ELX Limited Partnership
           4209 Vineland Road, Suite J-1
           Orlando, FL 32811                      590,200(3)           12.7%

           Grandview Partners, L.P./Svenvest
           Partners, L.P.
           One Financial Center, Suite 1600
           Boston, MA 02111                       454,500               9.8%

           Peter R. Kellogg(4)
           Spear, Leeds & Kellogg
           120 Broadway
           New York, NY 10271                     430,500               9.2%

           Aggel Enterprises, Ltd.
           11 Duddell Street
           12th Floor
           Hong Kong                              325,940(5)            7.0%

           Fidelity Management & Research
           Company/FMR Corp.(6)
           82 Devonshire Street
           Boston, MA 02109                       286,000               6.1%
                                                  -------               ----
           Total owners of more than 5%
           of Common Stock                  2,641,396(2)(3)(5)         53.9%

---------------

(1) To the best of the Company's knowledge and except as otherwise indicated, the entities named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them. Numbers and percents are calculated in accordance with Rule 13d-3.

(2) Includes 125,000 shares issuable upon exercise of currently exercisable options granted by the Company to Mr. Milley. Also includes: (i) 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member; (ii) 173,147 shares held by Cadmus Corporation, of which Mr. Milley is the Chairman, President and a controlling shareholder; and
        (iii) 590,200 shares held by ELX Limited Partnership, of which Mr. Milley is the sole general partner. Excludes 60,004 shares of Common Stock held by The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are not beneficially owned by Mr. Milley.

(3) Shares shown above as being beneficially owned by ELX Limited Partnership are also included herein under the beneficial ownership of Alexander M. Milley, shown separately. These shares are counted only once in the "Total owners of more than 5% of Common Stock" line.

(4)     Shares  reported herein as held by Peter R. Kellogg are shares owned by:
        Cynthia Kellogg, Mr. Kellogg's wife; I.A.T. Reinsurance Syndicate Ltd. ("IAT"), of which Mr. Kellogg is the sole holder of voting stock; the Peter R. Kellogg & Cynthia Kellogg Foundation (the "Kellogg Foundation"), of which Mr. Kellogg is a trustee; and NOM Trust U/W/O James C. Kellogg III (the "Kellogg Trust"), of which Mr. Kellogg is a trustee. Mr. Kellogg has sole voting and dispositive power with respect to shares owned by IAT and has shared voting and dispositive power with respect to shares owned by Mrs. Kellogg, the Kellogg Foundation and the Kellogg Trust.

(5) Includes 69,784 shares owned of record or beneficially by other entities under common control with Aggel Enterprises, Ltd.

(6) Shares reported herein as held by Fidelity Management & Research Company ("FMRC")/FMR Corp. are owned by the Fidelity Low-Priced Stock Fund (the "Fund"), of which FMRC, a wholly-owned subsidiary of FMR Corp., is investment advisor. FMRC/FMR Corp. have sole dispositive power with respect to the shares reported; the Board of Trustees of the Fund has sole voting power with respect to such shares.

Certain Transactions

Management Agreement

        In connection with its 1989 restructuring, the Company entered into a Management Agreement, dated September 25, 1989 (as amended, the "Management Agreement"), with Winchester National, Inc. ("Winchester"), a private investment and management consulting firm owned by Mr. Milley. In July 1991 the Company transferred its rights and duties under the Management Agreement to ELXSI, its wholly-owned subsidiary, and Winchester transferred its rights and duties under the Management Agreement to MMI, of which Mr. Milley is the President and the sole director and of which Mr. Milley and The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, are the only stockholders. The Management Agreement initially was scheduled to expire in on September 30 1992; in that year MMI and the

Company agreed to an extension of its term through September 30, 1995 and, thereafter, until terminated by either party with the approval of a majority of its Board of Directors on not less than 90 days prior written notice to the other party. On January 1, 1994, MMI assigned its rights under the Management Agreement to Cadmus.

        The Management Agreement provides for Cadmus to receive, in addition to reimbursement for reasonable expenses, compensation for management services rendered of $500,000 per year that commenced upon the Company's having first achieved operating income (as defined) of $1,250,000 for a fiscal quarter. These fees may be discontinued following any fiscal year in which such operating income is less than $4,000,000, but will be reinstated following the first fiscal quarter thereafter in which the Company again attains quarterly operating income of at least $1,250,000. Under these terms, the Management Agreement counterparty (Winchester, MMI or Cadmus) has been receiving Management Agreement fees continuously since October 1991.

        The terms of the Management Agreement provide for the Company to be provided with advice and services with respect to the Company's business and financial management and long-range planning, including: (i) furnishing to the Company the services of certain executive officers and other employees of Cadmus (see below); (ii) advising and assisting the Company in connection with financing arrangements; (iii) assisting the Company's management in preparing and submitting to the Board of Directors of the Company analyses of the business and operations of the Company; (iv) assisting the Company's management in the preparation of financial and operating records; and (v) assisting the Company in the retention of other persons, firms and corporations to render professional and technical services to the Company. Specific examples of services historically rendered to the Company under the Management Agreement include: (a) ongoing evaluation of Company and division management; (b) preparing and reviewing division operating budgets and plans; (c) evaluating new restaurant locations; (d) identifying, and assisting in the divestiture of, under-performing assets; (e) evaluating financing options and negotiating with lenders; (f) assisting in the compliance with securities laws and other public reporting requirements; (g) communicating with stockholders; (h) negotiating and arranging insurance programs; (i) monitoring tax compliance; (j) evaluating capital spending; (k) preparing market research; (l) developing and improving management reporting systems; and (m) identifying and evaluating acquisition candidates. In addition, Cadmus provides the Company with general administrative services, at an annual charge of approximately $42,000.

        It is through the Management Agreement that the Company is provided the non-director services of: Mr. Milley (except in his capacity as President of Cues, for which he is directly compensated by ELXSI (see "Executive Compensation--Summary Compensation Table")), the Company's Chairman of the Board, President and Chief Executive Officer; Thomas R. Druggish, the Company's Vice President, Treasurer and Secretary; and Kevin P. Lynch, a Vice President of the Company and a director. See "Directors and Executive Officers of the Company".

Azimuth Transactions

        On December 30, 1996, ELXSI entered into and consummated the transactions contemplated by a Recapitalization Agreement, dated as of December 30, 1996 (the "Azimuth Recapitalization Agreement"), among Azimuth Corporation ("Azimuth"), three subsidiaries thereof (the "Azimuth Subsidiaries"), ELXSI and the Bank of America Illinois ("BAI"). Azimuth is a holding company of the Azimuth Subsidiaries, two of which produce trade show exhibits and one of which is a distributor of fuses and aerospace fasteners. Each of Messrs. Milley, Shaw and Druggish is an officer and/or director of Azimuth and/or one or more of the Azimuth Subsidiaries; Messrs. Shaw and Druggish are stockholders of Azimuth; and Mr. Milley is a significant stockholder of Azimuth. BAI is ELXSI's senior bank lender.

        Under the  Azimuth  Recapitalization  Agreement  (among  other  things):
(1)(A) BAI sold to ELXSI all of BAI's rights, title and interest in, to and under the $6,650,000 outstanding principal amount of the revolving credit loans previously made by BAI to the Azimuth Subsidiaries (the "Azimuth Subsidiary Loans"), and all related collateral security interests, loan documentation, claims and proceeds, and, in consideration thereof: (B) ELXSI assumed the obligations of BAI under such loan documentation, and (C) ELXSI paid to BAI an amount equal to (i) $5,850,000 plus (ii) the accrued but unpaid interest on the Azimuth Subsidiary Loans to such time; (2) the terms and conditions of the Azimuth Subsidiary Loans were amended as follows: (A) the interest rate applicable to the

Azimuth Subsidiary Loans was increased to 15% per annum, (B) the maturity date of the Azimuth Subsidiary Loans was extended from December 31, 1996 to June 30, 1998, (C) the Azimuth Subsidiaries were granted the collective right and option to purchase from ELXSI for cash all (but not less than all) of the Azimuth Subsidiary Loans, or otherwise pay-off in full the Azimuth Subsidiary Loans, at a price (or for a payment) equal to (i) the combined principal amount thereof outstanding on the date of purchase plus (ii) all accrued but unpaid interest thereon to the date of purchase less (iii) if purchased during any of the following calendar months, the following amounts: (a) January 1997: $575,000;
(b) February 1997: $475,000; (c) March 1997: $375,000; (d) April 1997: $275,000;
(e) May 1997:  $175,000,  and (f) and June 1997:  $75,000,  and plus (iv) if not previously paid, the $225,000 closing fee to ELXSI hereinafter described, (D) the maximum amount of Azimuth Subsidiary Loans that may be outstanding at any one time was increased from its then-current $6,650,000 to $9,650,000, (E) the "lock-box" provisions of the relevant loan documentation were waived, and (F) the capital expenditure and restricted payments covenants of the relevant loan documentation were modified so as to put Azimuth and the Azimuth Subsidiaries in compliance therewith; and (3) Azimuth and the Azimuth Subsidiaries agreed to pay ELXSI a $225,000 closing fee on the demand of ELXSI (or such earlier date that the Azimuth Subsidiary Loans are repurchased or paid-off in full).

        As a result of the Azimuth Recapitalization Agreement transactions hereinabove described, ELXSI has become the senior revolving credit lender to the Azimuth Subsidiaries. Funding for ELXSI's purchase of the Azimuth Subsidiary Loans, as well as for any further revolving credit loans made by ELXSI to the Azimuth Subsidiaries, was provided by BAI, under an amendment and restatement of their existing credit agreement.

        The purpose of the above transactions was to provide an up-to-18-month revolving credit line to the Azimuth Subsidiaries on terms that are intended to earn the Company a return on its investment not generally available in the marketplace. The Company's return on investment is in the form of net interest (i.e., the difference between the Azimuth Subsidiaries' 15% interest rate and ELXSI's cost of borrowing) and the discount and closing fee earned by ELXSI as above described.

BACC Transactions; ELX Loans

        On December 30, 1996, the Company entered into and consummated the transactions contemplated by a Warrant Purchase and Senior Subordinated Note Termination Agreement, dated as of December 30, 1996 (the "BACC Agreement"), between BankAmerica Capital Corporation ("BACC") and the Company. BACC is a
subsidiary of BAI, ELXSI's senior bank lender, and was formerly named Continental Illinois Equity Corporation. Under the BACC Agreement (among other things): (1) the Company purchased from BACC, its Series B Warrant (the "Series B Warrant") to Purchase 604,656 shares of Series A Non-Voting Convertible Preferred Stock of the Company (the "Series A Shares") for $477,678.24, or $.79 per warrant; and (2) the Company prepaid in full its 15% and 14.5% senior subordinated notes issued to BACC in 1989 and 1991, at par plus accrued but unpaid interest, or $757,190.83 in the aggregate. The exercise price of the Series B Warrant was $1.26 per Series A Share, and each Series A Share (when and if issued) was convertible into 4/10 of a shares of Common Stock of the Company.

        In connection with the foregoing transactions, ELX Limited Partnership ("ELX"), of which Mr. Milley is the sole general partner and Messrs. Lynch, Shaw and Druggish are limited partners, entered into and consummated the transactions contemplated by an agreement whereby (among other things): (1) ELX exercised an existing option to purchase 110,200 shares of Common Stock held by BACC for $3.125 per share, or $344,375 in the aggregate; and (2) ELX purchase from BACC an additional 110,200 shares of Common Stock for $5.125 per share, or $564,775 in the aggregate. By these transactions and those described in the foregoing paragraph, BAI/BACC divested themselves of all of their equity and debt security interests in the Company, consisting of shares of Common Stock, Series B Warrants and senior subordinated notes (but excluding BAI's revolving credit loans to ELXSI).

        The $909,150 utilized by ELX to effect the transactions described in the foregoing paragraph was loaned to ELX by the Company. This loan matures on the third anniversary of its origination (i.e., December 30, 1999), with no principal or interest payments being required to be earlier made, and bears interest at a rate equal to the Company's cost of funds (under ELXSI's BAI credit agreement) plus .5%. In connection with an exercise by ELX of an option to purchase 369,800 shares of Common Stock for $3.125 per share from The Airlie Group, L.P. in December 1994, the Company made a $1,155,625 loan to ELX, on identical terms.

        Funding for the Company's purchase from BACC of the Series B Warrants, the Company's prepayment of 15% and 14.5% senior subordinated note held by BACC, and the Company's $909,150 loan to ELX was provided by BAI, under an amendment and restatement of its existing credit agreement with ELXSI.

Warrants Extensions

        The Company has outstanding 200,500 Series A Warrants to Purchase Common Stock at $3.125 per share ("Series A Warrants") and 68,762 Series C Warrants to Purchase Common Stock at $4.36 per share (the "Series C Warrants"). Fifty Thousand (50,000) Series A Warrants and all of the Series C Warrants are held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member. The remaining 150,500 Series A Warrants are held by the Milley Trust. See "--Management Agreement" above. By their original terms, the Series A Warrants were scheduled to expire on September 30, 1996, and the Series C
Warrants were scheduled to expire on January 31, 1997. In 1996 the Company and the holders of the Series A Warrants and Series C Warrants agreed to, and in March 1997 the Company's Board of Directors approved, a two-year extension of the expiration dates of the Series A Warrants and Series C Warrants, in consideration of which the holders thereof agreed to an increase in their exercise prices to $3.75 and $5.23, respectively.

Compensation Committee Interlocks and Insider Participation

        Throughout 1996 the Company's Compensation Committee was comprised of Messrs. Milley, Kavarana and O'Donnell. Throughout 1996, Mr. Milley also served as Chairman, President and Chief Executive Officer of the Company and ELXSI and he served as President of the Cues division. Throughout 1996 Messrs. Druggish, Milley and Shaw all served as directors and/or executive officers of Azimuth, a producer of trade show exhibits and a distributor of fuses and aerospace fasteners. Messrs. Druggish, Milley and Shaw were directors and/or executive officers of Bell National, a distributor of high quality fabrics used in draperies and furniture, throughout 1996. Messrs. Milley and Shaw were directors and executive officers of Cadmus throughout 1996.


Section 16(a) Beneficial Ownership Reporting Compliance

        In January 1997, ELX filed with the Securities and Exchange Commission a Form 3 "Initial Statement of Beneficial Ownership of Securities" (the "ELX Form 3"), as required under rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), in order to report that it is a "beneficial owner" of in excess of 10% of the outstanding Common Stock of the Company. At that time, ELX had recently consummated the exercise of options and purchase of shares transactions described in "Certain Transactions--BACC Transactions; ELX Loans" above. Prior thereto, ELX had been the "beneficial owner" of 480,000 shares of Common Stock. Since January 1995, when the Company completed a privately-negotiated repurchase of a substantial block of outstanding Common Stock, this was in excess of 10% of the outstanding Common Stock. ELX's Common Stock ownership had been continually and timely reported in forms filed under Section 16(a) by Mr. Milley; however, the failure by ELX to separately report under Section 16(a) its Common Stock ownership since that time may be deemed to be a failure to file a required form under Section 16(a). The ELX Form 3 reported all shares of Common Stock held by ELX; however, inasmuch as such form does not contemplate transaction reporting, it did not separately disclose the exercise of options and purchase of shares transactions described in "Certain Transactions--BACC Transactions; ELX Loans" above.

Stock Performance Graph

        Presented below is a stock performance graph which shows a comparison of the performance of the Company's stock over the five year period from December 31, 1991 through December 31, 1996 versus the NASDAQ Stock Market Index and the NASDAQ Non-Financial Stocks Index. The NASDAQ Non-Financial Stocks Index was chosen as an appropriate industry index, as the Company has undergone significant changes in its "industry" over the time period covered by the graph. In the five-year period covered by the graph, the Company has been a corporation solely in the restaurant industry, and a corporation in both the restaurant industry and the sewer inspection industry. Thus, a broad definition of industry such as "Non-Financial" was deemed appropriate by the Company.

        The closing price of the Common Stock on December 31, 1996 was $6.625.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             CUMULATIVE RETURN - 5 YEAR (12/31/91 = 100)

                      12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
                      ----------------------------------------------------------


NASDAQ Index            100       116       134        131       185      227
ELXSI Corporation       100       128       208        134       157      170
NASDAQ Non-Financial    100       109       126        121       169      206




                      12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
NASDAQ Index             100       116       134       131       185      227
ELXSI Corporation        100       128       208       134       157      170
NASDAQ Non-Financial     100       109       126       121       169      206

                        PROPOSAL NO. 2 -- APPROVAL OF THE
               ELXSI CORPORATION 1997 INCENTIVE STOCK OPTION PLAN
                           (Item 2 on the Proxy Card)

        The Board of Directors adopted the ELXSI Corporation 1997 Incentive Stock Option Plan (the "1997 Option Plan") on March 18, 1997. The purpose and terms of the 1997 Option Plan, which is reprinted in full in Annex A hereto, are described generally below, but that description is qualified in its entirety by reference to such Annex A hereto.

        The 1997 Option Plan, which if approved by the stockholders of the Company at the Annual Meeting of Stockholders will become effective on the date thereof, provides for the grant to selected directors, officers and executive, managerial and administrative employees of the Company or any of its subsidiaries ("Eligible Persons") of either incentive stock options (within the meaning of ss.422 of the Internal Revenue Code (the "Code")) or nonqualified options (intended not to qualify as incentive stock options) to purchase Common Stock of the Company. However, only employees within the meaning of Code ss.3401(c) are entitled to receive incentive stock options under the 1997 Option Plan. The 1997 Option Plan is to be administered by a committee appointed by the Board of Directors consisting of at least two directors of the Company (the "Committee"). In the absence of such appointment the Compensation Committee of the Board of Directors will serve as the Committee; it is currently intended that the Compensation Committee will serve that function.

        As of the date of this Proxy Statement, there are approximately 28 Eligible Persons, two of whom are non-executive directors, three of whom are executive directors and two of whom are non-director executive officers of the Company or ELXSI. Because the number of shares that may be made subject to options under the 1997 Option Plan ("Options"), as well as the option price per share of Common Stock, depend on contingent and variable factors, it is not possible to estimate or otherwise determine the Options likely to be granted pursuant to the 1997 Option Plan. The market value of the Common Stock as of March 31, 1997 was $6.75 per share.

        The maximum number of shares of Common Stock that may be made subject to Options is 130,000 shares. Each Eligible Person who is selected by the Committee will be offered an Option to purchase a specified maximum number of shares of Common Stock of the Company at a specified price. The exercise price per share of an incentive stock Option may not be less than the fair market value per share of Common Stock as of the date of grant, and the exercise price per share of a nonqualified Option may not be less that 75% of such fair market value; in either case, however, the per share exercise price may not be less than the per share book value of the Common Stock. An Eligible Person to whom an Option is granted must execute an option agreement evidencing that Option in the form prescribed by the Committee no later than 30 days from the date the Option is granted or, if later, 10 days after the Eligible Person receives an option agreement evidencing the Option. All Options will be nontransferable except by will or the laws of descent and distribution.

        Except in the event of a nonqualified stock Option holder's death or disability (as described below), no Option may be exercised more than 10 years after its date of grant. Although not required by the terms of the 1997 Option Plan, an Option may contain terms making it exercisable in increments over a specified interval of time.

        An optionee may exercise an Option on any date that is more than six months after the date of grant to the extent the Option is exercisable on that date (but for not fewer than 25 shares, or the total number of shares exercisable, if less). The option price payable on exercise of an Option may be paid in cash, in shares or other securities of the Company, partly in each, or by a broker-assisted "cashless" exercise involving an immediate sale of a sufficient number of the shares being acquired to pay the Option exercise price.

        An outstanding Option that is wholly or partially unexercisable at a given time shall become immediately exercisable in full upon a change in control of the Company. A change in control is defined generally as (i) the sale of all or substantially all of the Company's assets, (ii) an election of new directors if a majority of the directors immediately thereafter consists of persons who were not nominated by management to stand for election, (iii) the sale in a single transaction of at least 50% of the outstanding Common Stock, consummation of a tender offer for more than 50% of the outstanding Common Stock, or the consummation of a merger or consolidation of the Company, if immediately after any such event a majority of directors consists of persons who were not directors immediately prior to the event. However, in the event of a merger or consolidation in which the Company does not survive, the Committee may negate the accelerated exercisability of Options, but only if the agreement of merger or consolidation requires that each optionee on that date receives the same merger consideration as he or she would have received as a stockholder of the Company had the exercisability of the Option been accelerated and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the option price in full, and satisfied all other conditions for the exercise of the Option.

        The 1997 Option Plan provides for adjustment in the maximum number of shares of Common Stock that may be granted thereunder and in the number of shares of Common Stock subject to outstanding Options in the event of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock. The Board of Directors may amend, suspend or terminate the 1997 Option Plan at any time, except that no such change in the plan can adversely affect any Options outstanding on the date of such change without the optionee's consent. Furthermore, any such change that requires stockholder approval to comply with the Code, applicable state law or National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or exchange listing requirements will not be effective if stockholder approval is not obtained as required. Unless sooner terminated, the 1997 Option Plan will terminate on March 18, 2007.

        For federal income tax purposes, the grant to an optionee of a nonqualified stock option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a nonqualified stock option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the nonqualified stock option. Upon the subsequent sale of the Common Stock received upon exercise of the nonqualified Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

        For federal income tax purposes, neither the grant nor the exercise of an incentive stock Option will constitute a taxable event to the optionee or to the Company, assuming the Option qualifies as an incentive stock Option under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the incentive stock Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

        The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

        The 1997 Option Plan is being submitted to the stockholders of the Company for approval in order to comply with certain NASDAQ Rules applicable to the Company. In the event that the 1997 Plan is not approved by stockholders, it will not be effective; however, the Board of Directors may consider readoption of the 1997 Option Plan or another similar plan.

        The Board of Directors recommends that stockholders vote FOR the approval of the 1997 Option Plan.

                   PROPOSAL NO. 3 -- BYLAW AMENDMENTS IMPOSING
                    CERTAIN TAX-RELATED TRANSFER RESTRICTIONS
                   ON COMMON STOCK AND OTHER EQUITY SECURITIES
                             (Item 3 on Proxy Card)

General

        The Board of Directors of the Company, by unanimous vote, has approved, and recommends that the stockholders of the Company approve, proposed amendments to the Company's Bylaws (the "Proposed Amendments") that would impose certain restrictions (the "Transfer Restrictions") on the transferability of shares of Common Stock, as well as certain other stock and warrants, options and other rights to purchase stock of the Company (hereinafter, "other equity securities"). The Proposed Amendments are reprinted in full in Annex B hereto.

        It is currently possible that certain transfers of Common Stock could result in the imposition of limitations on the ability of the Company and its ELXSI subsidiary to utilize the net operating loss ("NOL") and other credit or loss carryforwards currently available, for federal income tax purposes, to them. The Board of Directors believes that it is in the best interest of the Company and its stockholders to attempt to prevent the imposition of such limitations and that the Transfer Restrictions will provide significant protection from the imposition of such limitations by including in the Company's Bylaws provisions restricting the transfer of Common Stock and other equity securities.

        Stockholders should note that the Transfer Restrictions do not apply to issuances of shares of capital stock by the Company. As a result, the Transfer Restrictions do not prevent the acquisition of shares upon exercise of either currently outstanding employee stock options (or employee stock options that may be granted in the future under the Company's stock option plans) or warrants. Such acquisitions have been excluded from the operation of the Transfer Restrictions because the Board of Directors has determined that it is highly unlikely that the issuance of shares of Common Stock of the Company under such circumstances would adversely affect its NOLs or other tax attributes. In addition, since the Company's Board of Directors will be able to consider the effect on the Company's NOLs and other tax attributes of future issuances of shares of capital stock (and options, warrants and other rights to purchase or subscribe for shares of capital stock) of the Company at the time of the issuance (whether as a result of transactions with third parties, such as an acquisition for stock (and/or rights to purchase or subscribe for stock), or the issuance of stock (and/or rights to purchase or subscribe for stock) in a private placement or public offering, or as compensation to employees, officers or directors or otherwise) in advance of agreeing to issue such shares (and/or rights), future issuances of stock (and/or rights to purchase stock) by the Company also have been excluded from the Transfer Restrictions. Consequently, persons or entities who are able to acquire Common Stock or other equity securities directly from the Company, including employees, officers and directors of the Company and their affiliates, may do so without application of the Transfer Restrictions, irrespective of the number of shares (or other units) being acquired. As a result, such persons or entities may be seen to receive an advantage over other persons or entities who are not so able to acquire Common Stock or other equity securities directly from the Company and, therefore, are restricted by the terms of the Transfer Restrictions; however, as in the case of direct acquisitions of Common Stock or other equity securities from the Company, where Board approval is necessary to effect such acquisition, an acquisition of Common Stock or other equity securities from other than the Company, even if otherwise restricted by the Transfer Restrictions, will be permitted under the Transfer Restrictions if the approval of the Company's Board is obtained.

        The Company has been advised by its counsel that, absent a court determination: (i) there can be no assurance that the Transfer Restrictions will be enforceable against all of the stockholders of the Company, and (ii) the Transfer Restrictions may not be enforceable against holders of Common Stock which are voted against, or abstain from voting on, the Transfer Restrictions. However, the Company believes that the Transfer Restrictions are in the best interests of the Company and its stockholders and are reasonable; the Company therefore intends to act vigorously to enforce the Transfer Restrictions against all current and future holders of Common Stock and other equity securities regardless of how (or whether) they are voted on the Transfer Restrictions. The Company believes that each stockholder who votes in favor of the Transfer Restrictions or who surrenders his share certificates in exchange for a new certificate bearing the legend reflecting the Transfer Restrictions will in effect have consented to such Transfer Restrictions and therefore will be bound thereby. In such circumstances, the Company intends to assert that any such stockholder would be estopped from challenging the Transfer Restrictions. All stockholders should carefully consider the foregoing in determining whether and how to vote with respect to the Transfer Restrictions, as well as whether to surrender Common Stock certificates. The Company does not believe that the adoption of the Transfer Restrictions will adversely affect the continued trading of Common Stock in The NASDAQ Stock Market.

Reasons for Adoption of the Proposed Amendments

        The Transfer Restrictions are designed to restrict transfers of Common Stock and other equity securities that could result in the imposition of limitations on the use by the Company and ELXSI, for federal income tax purposes, of the NOLs and other carryforwards currently available to the Company and ELXSI. The Company estimates that, as of December 31, 1996: (i) NOLs were available to offset approximately $216 million of taxable income recognized by the Company and its subsidiaries (the "ELXSI Group") for periods after December 31, 1996, and (ii) approximately $6.7 million in tax credits were available to offset federal income taxes payable by the ELXSI Group for periods after December 31, 1996. For federal income tax purposes, these carryforwards will expire through the year 2005 and these credits will expire through the year 2003. See Note 5 of Notes to the Company's Consolidated Financial Statements for the year ended December 31, 1996 contained in the Company Annual Report on Form 10- K.

        The benefit of a company's existing loss and credit carryforwards can be reduced or eliminated under Sections 382 and 383 of the Code. Sections 382 and 383 limit other tax benefits by a company that has undergone an "ownership change", as defined in Section 382 of the Code. Generally, an "ownership change" occurs if one or more stockholders, each of whom owns 5% or more in value of a company's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company's capital stock are generally treated together as one 5% stockholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied in determining the level of stock ownership of a particular stockholder. In certain cases, options (including warrants) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a company's capital stock, including any preferred stock which is voting or convertible (or otherwise participates in growth).

        If an "ownership change" were to occur in respect of the ELXSI Group, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by its NOLs or other carryforwards existing (or "built-in") prior to such "ownership change" could not exceed an amount equal to the product obtained by multiplying (i) the aggregate value of the outstanding stock of the ELXSI Group (with certain adjustments) by (ii) the federal long-term tax exempt rate. Because the aggregate value of the outstanding stock of the ELXSI Group, as well as the federal long-term tax-exempt rate, fluctuates, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income of the ELXSI Group that could be offset by such loss credit carryforwards (and "built-in" losses) were an "ownership change" to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an "ownership change", the limitation for the ensuing year would be increased by the amount of such excess.

        By way of illustration, if an ownership change had occurred on January 1, 1997 in respect of the ELXSI Group, assuming the value of the ELXSI Group measured on that date at $31 million and the applicable federal long-term tax-exempt rate was 5.64%, utilization of NOLs (and certain other tax attributes) currently available to the ELXSI Group could be limited to approximately $1.75 million in any future taxable year. The Company believes that such a limitation would reduce the value of its loss carryforwards.

Description and Effects of Proposed Amendments

        The following is a brief summary of the Proposed Amendments, which are reprinted in their entirety in Annex B to this Proxy Statement and are incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Proposed Amendments appearing therein.

        If approved, the Proposed Amendments would add a new Article XV to the Company's Bylaws, which will read as set forth in Annex B to this Proxy Statement and which will establish the Transfer Restrictions. The Transfer

Restrictions generally will restrict until December 31, 2005 (or earlier, in certain events) any attempted transfer of Common Stock or any other securities of the Company that would be treated as "stock" of the Company under the applicable tax regulations (hereinafter, "Company Stock") to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Company Stock. The Transfer Restrictions also would restrict any other attempted transfer of Company Stock that would result in the identification of a new "5-percent shareholder" of the Company (as determined under applicable tax regulations); this would include, among other things, an attempted acquisition of Company Stock from an existing 5-percent stockholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code (and related regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The restriction may also apply to proscribe the creation or transfer of certain "options" (which are broadly defined) in respect of Company Stock to the extent, generally, that exercise of the option would result in a proscribed level of Company Stock ownership. As previously stated, acquisitions of Company Stock directly from the Company, whether by way of option exercise or otherwise, will not be subject to the Transfer Restrictions.

        Generally speaking, restrictions will be imposed only with respect to the number of shares of Company Stock (or options with respect to Company Stock) purportedly transferred in excess of the threshold established in the Transfer Restrictions. In any event, these restrictions will not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of the Board of Directors of the Company (or an authorized thereof authorized by such Board). In deciding whether to approve any proposed transfer, the Board of Directors (or such committee) may require an opinion of counsel that it selects, in form and substance reasonably satisfactory to it, that the transfer will not result in the application of any Section 382 or Section 383 limitations on the use of the tax benefits.

        If approved by stockholders, the Transfer Restrictions generally would remain in effect until December 31, 2005, unless Article XV (comprising the Proposed Amendments) is earlier repealed or its effectiveness is otherwise discontinued by a resolution adopted by the Board of Directors of the Company (or an authorized committee thereof). The restriction period is based on Section 172 of the Code, which permits an NOL to be carried forward for a maximum of 15 taxable years following the taxable year in which the loss arose and, accordingly, is designed to afford full carryforward periods for NOLs arising through 1990.

        The Company believes that as of March 31, 1997 the only stockholders that may beneficially own at least 5% of Company Stock are as set forth in the "Security Ownership of Certain Beneficial Owners" section hereinabove (the "Significant Company Stockholders"). The Transfer Restrictions imposed by the Proposed Amendments would restrict any other person or entity (or group thereof) from acquiring sufficient Company Stock to cause such person or entity to become the owner of 5% of Company Stock and would prohibit the Significant Company Stockholders who are 5-percent stockholders (as determined under applicable tax regulations) from increasing their ownership of Company Stock without obtaining the approval of the Company's Board of Directors (or an authorized committee thereof). The Transfer Restrictions would also, however, restrict the ability of Mr. Milley, ELX and other affiliates of Mr. Milley to acquire additional Company Stock from persons other than the Company.

        Assuming approval of the Proposed Amendments and (as a result) the Transfer Restrictions, Article XV of the Company's Bylaws will provide for all certificates representing Company Stock issued after its effective date (including upon transfer of outstanding Company Stock) to bear the following legend:

               "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE XV OF THE BYLAWS OF ELXSI CORPORATION, WHICH ARTICLE XV IS REPRINTED IN ITS ENTIRETY ON THIS CERTIFICATE."

The Company has been advised by its counsel that, absent a court  determination:
(i) there can be no assurance that the Transfer Restrictions will be enforceable against all of the stockholders of the Company, and (ii) the Transfer Restrictions may not be enforceable against holders of Common Stock which are voted against, or abstain from voting on, the Transfer Restrictions. However, the Company believes that the Transfer Restrictions are in the best interests of the Company and its stockholders and are reasonable; the Company therefore intends to act vigorously to enforce the Transfer Restrictions against all current and future holders of Common Stock and other equity securities regardless of how (or whether) they are voted on the Transfer Restrictions. The Company believes that each stockholder who votes in favor of the Transfer Restrictions or who surrenders his share certificates in exchange for a new certificate bearing the above legend will in effect have consented to such Transfer Restrictions and therefore will be bound thereby. (In that regard, the Company may decide to request all holders of Company Stock to surrender their certificates therefore to the Company's transfer agent (the "Transfer Agent") so that new certificates bearing the foregoing legend may be issued to them.) In such circumstances, the Company intends to assert that any such stockholder would be estopped from challenging the Transfer Restrictions. All stockholders should carefully consider the foregoing in determining whether and how to vote with respect to the Transfer Restrictions, as well as whether to surrender Common Stock certificates.

        Upon the issuance of any new certificates for Company Stock, whether in connection with a transfer or otherwise, the Company intends to place the above legend thereon. The Company also intends to issue instructions to or make arrangements with the Transfer Agent to implement the Transfer Restrictions. The Transfer Restrictions provide that the Company will not permit any employee or agent of the Company (which includes the Transfer Agent) to record any transfer of Company Stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. These instructions or arrangements may result in the delay or refusal of certain requested transfers of Company Stock.

        Upon adoption and filing of the Transfer Restrictions, the Company's Bylaws will provide that any transfer attempted in violation of the Transfer Restrictions would be void ab initio, even if such transfer has been recorded by the Transfer Agent and new certificates issued. The purported transferee of such Company Stock would not be entitled to any rights of stockholders, including the right to vote such Company Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

        If the Board of Directors of the Company determines that a purported transfer has violated the Transfer Restrictions, the Company will require the purported transferee to surrender the relevant Company Stock and any dividends such purported transferee has received on them to an agent to be designated by the Board of Directors of the Company (or an authorized committee thereof) (the "Agent"). The Agent will thereupon sell the Company Stock in one or more arm's-length transactions (executed in The NASDAQ Stock Market, if possible) to a buyer or buyers, which may include the Company; however, nothing shall require the Agent to sell the Company Stock within any specific time frame if, in the Agent's discretion, such sale would disrupt the market for Company Stock or have an adverse effect on the value of Company Stock. If the purported transferee has resold the Company Stock before receiving the Company's demand to surrender such Company Stock, the purported transferee generally will be required to transfer to the Agent the proceeds of the sale and any distributions such purported transferee has received on the Company Stock. After repaying its own expenses and reimbursing the purported transferee for the price paid for the Company Stock (or, if the purported transfer to the purported transferee was by gift, inheritance or similar transfer, the fair market value of the Company Stock), the Agent will pay any remaining amounts to one or more charities to be selected by the Board of Directors of the Company (or an authorized committee thereof).

        The Company currently is unaware of any stockholder owning (or treated as owning for this purpose) 5% or more of Company Stock other than the Significant Company Stockholders. It is possible that additional accumulations of Company Stock (or any rights to acquire Company Stock) by the Significant Company Stockholders or by stockholders who become holders of at least 5% of Company Stock would result in the application of Section 382 and Section 383 limitations to the NOL and other carryforwards available to the ELXSI Group, with the consequent loss or deferral of the potential benefits therefrom. The Transfer Restrictions recommended by the Board of Directors of the Company is intended to reduce the risk of such additional accumulations by prohibiting certain transfers of Company Stock.

        Anti-Takeover Effects. The Transfer Restrictions may have certain "anti-takeover" effects, inasmuch as they may operate to discourage or prohibit:
(i) persons, entities or "groups" from accumulating in the aggregate 5% or more of the Company Stock; (ii) persons, entities or "groups" now owning 5% or more of the Company Stock from acquiring additional Company Stock; and (iii) consequently, persons, entities or "groups" from accumulating blocks of shares in excess of the number beneficially owned by Mr. Milley, the Company's Chairman, President and Chief Executive Officer. See "Security Ownership of Certain Beneficial Owners." The Transfer Restrictions may thus lessen the likelihood that a takeover attempt will be made with respect to the Company. However, in the opinion of the Company's management, the fundamental importance to the Company's stockholders of maintaining the availability of the tax benefits of the ELXSI Group outweighs these indirect effects that the Transfer Restrictions may have.

        The indirect potential "anti-takeover" effects of the Transfer Restrictions are not the reason for the Transfer Restrictions. The Company's Board of Directors considers the Transfer Restrictions to be reasonable and in the best interests of the Company and its stockholders, because they will reduce certain of the risks that the Company and its subsidiaries will be unable to utilize the tax benefits described above. Notwithstanding such restrictions, however, there remains a risk that certain changes in relationships among stockholders or other events will cause a change of ownership to occur under
Section 382 and Section 383. Further, there can be no assurance, in the event transfers in violation of the Transfer Restrictions are attempted, that the Internal Revenue Service will not assert that such transfers have federal income tax significance notwithstanding the existence of the Transfer Restrictions. Such transfers can occur, for example, if transfers of Company Stock take place through "street name" facilities and not the Transfer Agent. As a result, the Transfer Restrictions will serve to reduce, but not necessarily eliminate, the risk that Section 382 or Section 383 will cause the limitations described above on the use of tax attributes of the ELXSI Group.

        The Board of Directors (and any authorized committee thereof) of the Company has the discretion to approve a transfer of Company Stock that would otherwise violate the Transfer Restrictions. The Board of Directors is not aware of any person or entity (or "group" thereof) that owns or intends to own at least 5% of Company Stock, other than the Significant Company Stockholders. Nonetheless, if the Board of Directors decides to permit a transfer that would otherwise violate the Transfer Restrictions, that transfer or later transfers may result in an "ownership change" that would limit the use of the tax attributes of the ELXSI Group. The Board of Directors intends to consider any such attempted transfer individually and determine at the time whether it is in the best interests of the Company and its stockholders, after consideration of any factors that the Board deems relevant, to permit such transfer notwithstanding that an "ownership change" may occur.

        Each stockholder should be aware that a vote in favor of the Proposed Amendments may result in a waiver of the right and ability of such stockholder (and of all subsequent holders of the Common Stock voted) to contest the enforceability of the Transfer Restrictions; concomitantly, a Company stockholder who votes against, or who abstains from voting with respect to, the Proposed Amendments may not be so adversely affected in contesting the enforceability of the Transfer Restrictions. Consequently, all stockholders should carefully consider this in determining whether to vote in favor of the Proposed Amendments.

        The Board of Directors recommends that stockholders vote FOR the adoption of the Proposed Amendments.


                PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS
                             (Item 4 on Proxy Card)


        The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as its independent accountants for the fiscal year ending December 31, 1997. Price Waterhouse LLP served in such capacity for the Company's preceding fiscal year. The Company has been advised by Price Waterhouse LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company in any capacity. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

        The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.


                                  OTHER MATTERS

        The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.

                            PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's executive offices on or before December 15, 1997, for inclusion in the Company's Proxy Statement with respect to such meeting.

                                          ELXSI CORPORATION



                                          By Alexander M. Milley,
                                          President


        It  is   important   the  Proxies  be  returned   promptly.   Therefore,
stockholders who do not expect to attend the meeting in person are urged to fill in, sign, date and return the enclosed Proxy.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder of the Company of record as of March 31, 1997 by writing to ELXSI Corporation, 4209 Vineland Road, Suite J-1, Orlando, Florida 32811, Attention: Thomas R. Druggish.

        In connection with Proposal No. 3 herein, the Company hereby incorporates herein by reference the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the Consolidated Financial Statements (including the notes thereto) included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        The Company's stock transfer agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004. Telephone: (212) 509-4000.

                                                                         Annex A

                                ELXSI CORPORATION
                        1997 INCENTIVE STOCK OPTION PLAN


        1. Purpose. The purpose of this Plan is to advance the interests of ELXSI Corporation by providing an opportunity to selected directors, officers and key employees of the Company and its Subsidiaries to purchase shares of Common Stock through the exercise of options granted pursuant to this Plan, which may be either Incentive Options or Nonqualified Options. By encouraging such stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such directors, officers and key employees and also seeks to attract, retain, motivate and reward persons of superior ability, training and experience.

        2.     Definitions

               (1)    Board means the Board of Directors of the Company.

               (2)    Code  means  the   Internal   Revenue  Code  of  1986  and
                      regulations thereunder, as amended from time to time.

               (3) Committee means the committee appointed by the Board responsible for administering the Plan or, in the absence of the such an appointment, the Compensation Committee of the Board.

               (4) Common Stock means the common stock of the Company, par value $.001 per share.

               (5)    Company means ELXSI Corporation, a Delaware corporation.

               (6) Director means each individual who is serving as a member of the Board as of the time of reference.

               (7) Eligible Person means an individual who is serving in any one or more of the following capacities: Director, director of a Subsidiary, officer of the Company, officer of any Subsidiary, or Key Employee.

               (8)    Employee   means  an   employee  of  the  Company  or  any
                      Subsidiary within the meaning of Code Section 3401(c).

               (9) Incentive Option means a stock option granted to an Employee and intended to qualify as an "incentive stock option" within the meaning of Code Section 422 and designated as such.

               (10)   Key   Employee   means   an   executive,   managerial   or
                      administrative Employee.

               (11) Nonqualified Option means a stock option not intended to be an Incentive Option and designated as nonqualified, the federal income tax treatment of which is determined generally under Code Section 83.

               (12) Option means either an Incentive Option or a Nonqualified Option granted pursuant to this Plan.

               (13) Plan means this ELXSI Corporation 1997 Incentive Stock Option Plan as set forth herein, and as amended from time to time.

               (14) Securities Act means the Securities Act of 1933, as amended, and rules and regulations promulgated pursuant thereto, as amended from time to time.

               (15) Subsidiary means a "subsidiary" of the Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        3. Effective Date. This Plan was approved and adopted by the Board on March 18, 1997. The effective date of this Plan shall be May 22, 1997, the date of the annual meeting of stockholders of the Company, so long as this Plan is approved by the stockholders of the Company on said date.

        4. Stock Subject to Plan. The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 130,000 shares, which number shall be adjusted in accordance with Section 9 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to this Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under this Plan.

        5. Administration. The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of this Plan, (i) to determine the Eligible Persons to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of Common Stock to be made subject to each Option, whether each Option is to be an Incentive Option or a Nonqualified Option, the exercise price per share under each Option, and the maximum term of each Option; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each option agreement evidencing an Option; and (iv) to make all other determinations the Committee deems necessary or advisable for administering this Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

        6. Eligibility. Options may be granted to such Eligible Persons as the Committee selects.

        7. Terms and Conditions of Options. Options granted pursuant to this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine. If an Eligible Person to whom an Option is granted does not execute an option agreement evidencing that Option in the form prescribed by the Committee within the later of (i) thirty days from the date of grant of the Option or (ii) ten days after the Eligible Person's receipt of an option agreement from the Company, the Option shall be void and of no further force or effect. Each option agreement evidencing an Option shall contain among its terms and conditions the following:

            (1) Price. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value (or, in the case of Nonqualified Options, 75% of the fair market value) of the Common Stock on the day the Option is granted or, if greater, the book value of the Common Stock on that date. The fair market value of Common Stock shall be as determined by the Committee in its discretion in accordance with any applicable laws or rules.

            (2) Number of Shares and Kind of Option. Each option agreement shall specify the number of shares to which it pertains and shall specify whether the Option is a Nonqualified Option or an Incentive Option.

            (3) Terms of Exercise. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, and to
                   Section 10, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option; provided, however, that (i) no Option shall be exercised as to fewer than 25 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option, and (ii) no Option shall be exercisable with respect to any shares earlier than six months from the date the Option is granted or later than ten years after the date the Option is granted, except to the extent permitted in the event of the death of the holder of a Nonqualified Option under Section 7(7).

            (4) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company that the Committee designates to receive such notices, specifying the number of shares of Common Stock for which the Option is being exercised. If the shares of Common Stock acquired upon exercise of an Option are not at the time of exercise effectively registered under the Securities Act, the optionee shall provide to the Company or Committee, as a condition to the optionee's exercise of the Option, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the optionee's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws. Payment shall be made in full at the time the Option is exercised. Payment shall be made by:

                      (i)   cash;

                      (ii) delivery and assignment to the Company of shares of Common Stock owned by the optionee;

                      (iii) delivery  and  assignment  to the  Company  of other securities of the Company owned by the optionee;

                      (iv) delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates issuable upon exercise of the Option directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf of the optionee.

                      (v)   a combination of (i), (ii) and (iii).

                   Upon the optionee's satisfaction of all conditions required for the exercise of the Option and payment in full of the purchase price for the shares being acquired as aforesaid, the Company shall, within a reasonable period of time following such exercise, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of an Option to the extent necessary or advisable to comply with applicable exchange listing requirements, National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") requirements, or federal or state securities laws.

            (5) Withholding Taxes. The Company's obligation to deliver shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations, if any.

            (6) Nontransferability of Option. No Option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

            (7) Legends. Any restriction on transfer of shares of Common Stock provided in this Plan or in the option agreement evidencing any Option shall be noted or referred to conspicuously on each certificate evidencing such shares.

        8. Restrictions on Incentive Options. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

            (1) Limitation on Number of Shares. The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an Employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Code
                   Section 422(d)(1). In the event that an Employee is eligible to participate in any other stock option plan of the Company or a Subsidiary which is also intended to comply with the provisions of Code Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

            (2) 10% Stockholder. If any Employee to whom an Incentive Option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Code
                   Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

                      (i) The Option price per share subject to such Incentive Option shall not be less than 110% of the fair market value of one share on the date of grant; and

                      (ii) The Incentive Option shall not have a term in excess of five (5) years from its date of grant.

        9. Adjustment for Changes in Capitalization. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to this Plan under Section 4 and, subject to Section 10, in the number, kind and option price of shares of Common Stock subject to then outstanding

Options to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of this Plan.

        10. Change in Control, Merger, Etc.

            (1) Change in Control. Upon the occurrence of any of the events listed below, all outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to this Plan which are not otherwise exercisable in whole or in part shall become immediately exercisable in full, unless and to the extent otherwise determined by the Committee. The events are as follows:

                      (i) The sale by the Company of all or substantially all of its assets;

                      (ii) Any of the following events if, immediately following such event, a majority of the Directors consists of persons who were not Directors immediately prior to the date of such event:

                                (a) the sale of 50% or more of the outstanding shares of Common Stock of the Company in a single transaction;

                                (b) the consummation of a tender offer (by a party other than the Company) for more than 50% of the outstanding shares of Common Stock of the Company; or

                                (c)   subject  to  Section   10(2)  below,   the
                                      consummation of a merger or consolidation involving the Company; or

                      (iii) An  election  of  new   Directors   if   immediately
                            following such election a majority of the Directors consists of persons who were not nominated by management to stand for election as Directors in such election.

            (2) Where Company Does Not Survive. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Options pursuant to Section 10(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the optionee holding such an Option shall receive the same merger consideration as the optionee would have received as a stockholder of the Company had the exercisability of the Option been accelerated in accordance with Section 10(1)(ii)(c) and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the exercise price in full, and satisfied all other conditions for the exercise of the Option.

            (3) Liquidation or Dissolution. The provisions of Section 9 and Subsections 10(1) and (2) shall not cause any Option to terminate other than in accordance with other applicable provisions of this Plan. However, in the event of the liquidation or dissolution of the Company, each outstanding Option shall terminate, except to the extent otherwise specifically provided in the option agreement evidencing the Option.

        11. Rights of Optionee. No Eligible Person shall have a right to be granted an Option or, having received an Option, a right again to be granted an Option. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date the Option has been exercised and the full purchase price for such shares has been received by the Company. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of or to continue as an officer or director of, this Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the Option holder's employment or other relationship with the Company or any Subsidiary.

        12. Amendment and Termination of the Plan. Unless sooner terminated by the Board, this Plan shall terminate, so that no Options may be granted pursuant to it thereafter, on March 18, 2007. The Board may at any time amend, suspend or terminate this Plan in its discretion without further action on the part of the stockholders of the Company, except that:

            (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any then outstanding Option without the consent of the optionee holding the Option; and

            (2) any such amendment, suspension or termination that requires approval by the stockholders of the Company to comply with applicable provisions of the Code, applicable federal or state securities laws or NASDAQ or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

                                                                         Annex B

                                ELXSI CORPORATION

                            BYLAW AMENDMENTS IMPOSING
                    CERTAIN TAX-RELATED TRANSFER RESTRICTIONS
                   ON COMMON STOCK AND OTHER EQUITY SECURITIES


                                   "ARTICLE XV
                              TRANSFER RESTRICTIONS

        SECTION 45.  Certain Definitions.

        As used in this Article XV, the following terms have the following respective meanings.

               "Corporation Securities" means: (i) shares of common stock of the corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the corporation, and (iv) any other interests that would be treated as "stock" of the corporation pursuant to Treasury Regulations ss.1.382-2T(f)(18).

               "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulations ss.1.382-2T(g), (h), (j), and
(k).

               "Five-Percent Stockholder" means a Person or group of Persons that is identified as a "5- percent shareholder" of the corporation pursuant to Treasury Regulations ss.1.382-2T(g)(1).

               "Person"  means  an  individual,   corporation,   estate,  trust,
association, company, limited liability company, partnership, limited liability partnership, joint venture or other organization.

               "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this
Article XV.

               "Restriction Release Date" means the earliest of: (i) December 31, 2005, (ii) the effective date of repeal of Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable successor provision) ("Section 382" and "Section 383"); (iii) the beginning of a taxable year of the corporation (or any successor thereof) to which no Tax Benefits may be carried forward; and (iv) the effective date of any express general repeal or other general discontinuance of the effectiveness of this
Article XV by the Board of Directors of the Corporation (or an authorized committee thereof), as conclusively evidenced by a resolution adopted thereby.

               "Tax Benefits" means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any "net unrealized built-in loss" within the meaning of Section 382 and
Section 383, of the corporation or any direct or indirect subsidiary thereof.

               "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the corporation.

               "Treasury Regulation ss.1.382" means the applicable income tax regulation promulgated under Section 382, and any successor regulations.
References to any subsection of such regulations include references to any successor subsection thereof.

        SECTION 46.  Restrictions.

        Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either:
(1) any Person or group of Persons shall become a Five-Percent  Stockholder,  or
(2) the Percentage Stock Ownership interest in the corporation of any Five-Percent Stockholder shall be increased.

        SECTION 47.  Certain Exceptions.

        The restrictions set forth in Section 46 of these Bylaws shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board of Directors of the corporation (or an authorized committee thereof). As a condition to granting its approval, the Board of Directions (or such committee) may, in its discretion, require an opinion of counsel selected by the Board of Directors (or such committee) that the Transfer shall not result in the application of any limitation under Section 382 or
Section 383 on the use of the Tax Benefits.

        SECTION 48.  Treatment of Excess Securities.

               (a) No employee or agent of the corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities.

               (b) If the Board of Directors of the Corporation (or an authorized committee thereof) determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (or an authorized committee thereof) (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the corporation, the Excess Securities transferred to it in or more arm's-length transactions (in The NASDAQ Stock Market, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited

        Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to
        Section 48(c) of these Bylaws if the Agent (rather than the Purported Transferee) had resold the Excess Securities.

               (c) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (1) first, such amount shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or, if the attempted Transfer to the Purported Transferee was by gift, inheritance or similar Transfer, the fair market value of the Excess Securities, calculated on the basis of the closing market price for the applicable Corporation Securities on the day before such attempted Transfer, of the Excess Securities), which amount (or fair market value), if uncertain or in dispute, shall be determined in good faith by the Board of Directors of the Corporation (or an authorized committee thereof); and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors (or an authorized committee thereof). The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XV inure to the benefit of the corporation.

               (d) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the corporation makes a demand pursuant to paragraph Section 48(b) of these Bylaws, then the corporation may institute legal proceedings to compel the surrender.

               (e) The corporation shall make the demand described in Section 48(b) of these Bylaws within thirty days of the date on which the Board of Directors (or an authorized committee thereof) determines that the attempted Transfer would result in Excess Securities; provided, however, that if the corporation makes such demand at a later date, the provisions of this Article IV shall apply nonetheless.

        SECTION 49.  Legends; Board Determinations.

               (a) All certificates representing Corporation Securities issued after the effectiveness of this Article XV (including issued upon transfer of outstanding Corporation Securities) shall bear a conspicuous legend as follows:

                      "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE XV OF THE BYLAWS OF ELXSI CORPORATION, WHICH ARTICLE XV IS REPRINTED IN ITS ENTIRETY ON THIS CERTIFICATE."

               (b) The Board of Directions of the corporation (or an authorized committee thereof) shall have the full power and authority to determine all matters necessary to determine compliance with Article XV of these Bylaws, including without limitation: (1) whether to generally repeal or otherwise generally discontinue of the effectiveness of this Article XV, and thereby to adopt a Restriction Release Date, as contemplated by clause (iv) of the definition thereof in Section 45 of these Bylaws; (2) whether a new Five-Percent Stockholder would be required to be identified in certain circumstances,  (3) whether a Transfer is a Prohibited Transfer,
        (4) the Percentage Stock Ownership in the corporation of any Five-Percent Stockholder, (5) whether a particular right or instrument constitutes or represents a Corporation Security, (6) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of Section 48(c) of these Bylaws, and (7) any other matters which the Board of Directors (or an authorized committee thereof) determines to be relevant; and the good faith determination of the Board of Directors (or an authorized committee thereof) on such matters shall be conclusive and binding for all the purposes of this Article XV and these Bylaws.

        SECTION 50.  Supremacy.

        In the event of any conflict between the provisions of this Article XV and any other provision of these Bylaws, the provisions of this Article XV shall control."

                                ELXSI Corporation
                          4209 Vineland Road, Suite J-1
                             Orlando, Florida 32811

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 1997

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby constitute(s) and appoint(s) Alexander M. Milley and Robert C. Shaw, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of ELXSI Corporation (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Radisson Twin Towers Hotel and Convention Center, 5780 Major Boulevard, Orlando, Florida 32819, on Thursday, May 22, 1997, at 9:00 a.m. (local time), and at any adjournment(s), thereof (the "Meeting"), on all matters that may come before such Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

1.   Election of the following Five Nominees as Directors of the Company:
     Farrokh K. Kavarana; Kevin P. Lynch; Alexander M. Milley;
     Denis M. O'Donnell; and Robert C. Shaw

     [ ] FOR all nominees listed above      [ ] WITHHOLD AUTHORITY to vote for
         (except as indicated below)            all nominees listed above

     FOR all nominees listed above except withhold authority to vote for the following nominee(s):

     __________________________________________________________

2.   Approval of the ELXSI Corporation 1997 Incentive Stock Option Plan

         [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

3.   Adoption  of  amendments  to  the  Company's   Bylaws  to  impose   certain
     tax-related  transfer   restrictions  on  Common  Stock  and  other  equity
     securities of the Company

         [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

4. Ratification of Appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997

         [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.


                           (Please date and sign this Proxy on the reverse side)

================================================================================


     IF THIS PROXY IS  PROPERLY  EXECUTED,  THE SHARES OF COMMON  STOCK  COVERED
HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     The undesigned hereby revoke(s) all previous Proxies and acknowledge(s) receipt of the Notice of the Meeting dated April 14, 1997, the Proxy Statement attached thereto and the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 forwarded therewith.


                                            Dated:________________________, 1997


                                            ____________________________________
                                                         Signature



                                            ____________________________________
                                                         Signature


                                            Please  mark,  sign and return  this
                                            Proxy  promptly  using the  enclosed
                                            envelope.   This  Proxy   should  be
                                            signed  exactly as the name  appears
                                            hereon.  If  stock  is  held  in the
                                            names of joint  owners,  each should
                                            sign.    Persons   signing   as   an
                                            attorney,  executor,  administrator,
                                            guardian, trustee, corporate officer
                                            or  in  any   other   fiduciary   or
                                            representative  capacity should give
                                            full title.

A Message from the President:

     ELXSI Corporation experienced a record-setting year in 1996 as both Bickford's Family Restaurants and Cues again recorded record sales years and the Company set a new earnings per share record. This reflects the seventh straight year of uninterrupted increases in earnings per share, twenty fourth quarter in a row of profitability and sixth straight year of returns on equity exceeding 20%.

     The 1996 results also contain the effects of a couple of unusual transactions. First, as required by SFAS No. 109 "Accounting for Income Taxes", ELXSI recorded a deferred tax asset and a deferred tax benefit of $2,881,000 (or $0.59 per share) in the fourth quarter of 1996 related to the valuation of its federal tax loss carryforward. As the carryforward is used in future years, the Company will be required to periodically re-estimate the value of the deferred tax asset. Any changes in the deferred tax asset will be recorded as income tax expense or benefit. This recognition of income had no effect on the cash flow of the Company, but significantly improved the reported earnings per share and book value.

     Second, on December 30, 1996, ELXSI entered into a financing agreement with Azimuth Corporation whereby ELXSI purchased a $6.7 million loan at an $800,000 discount from Azimuth's senior lender. Under the Agreement, ELXSI became the provider of an interim working capital line for Azimuth. The line of credit is fully collateralized by substantially all of the assets of Azimuth Corporation. The loan bears interest at 15% and matures in June 1998. During 1997, ELXSI will recognize some portion of the $800,000 discount as income, depending on how fast the loan is refinanced by Azimuth. The purpose of this transaction was to prudently utilize the Company's debt capacity to earn a return not generally available in the marketplace for the commensurate risk. The knowledge of the Azimuth credit and the short time frame required to respond to the lender made ELXSI unique in its ability to capture such an attractive opportunity.

Bickford's

     Our Restaurant Division's sales increased by $7,013,000 or 12.9% in 1996 as the Bickford's Division reflected a full year of sales from the Abdow's acquisition. Same store customer counts at Bickford's decreased by 0.8% for the year primarily as a result of severe winter weather in the first quarter of 1996. Excluding the first quarter, same store customer counts increased by 0.1% for the year. The trend is positive, however, as same store customer counts increased by 1.6% in the fourth quarter. Also, in addition to seven conversions of Abdow's during the year, one new Bickford's Restaurant opened in August. Same store sales for the Company increased for the fifth straight year under ELXSI.

     Earnings for the Bickford's Division were negatively impacted by the following factors in 1996:

      o Severe winter weather in the first quarter versus unusually mild weather in the previous year.

      o Declining sales at the Abdow's restaurants prior to their conversions into Bickford's. This decline was accelerated when we removed salad bars and breakfast buffets from the Abdow's as they awaited conversion. Additionally, one-time training costs of approximately $350,000 was spent related to the training of staff in the seven converted restaurants.

      o Increases in food costs (primarily coffee, dairy products and pork products).

      o    An increase in depreciation and amortization of $485,000.

      o An increase in the minimum wage, which increased our labor cost by approximately $150,000.

     For 1997, we are well positioned as the converted Abdow's sites filled in holes in our New England market and are now performing as Bickford's restaurants. As these resaturants mature, we expect their results to continue to improve. Additionally, a new menu in early 1997 is allowing us to recover some of our cost increases through a higher average guest check. This will help improve profits for 1997.

Cues

     In the underground inspection and repair equipment business, a significant portion of sales are generated through bids, making price an important factor in every sale. Our gross profit margins at Cues continued to experience pressure from competitors in 1996 as customers continued to remain price conscious in bidding situations. In our ongoing productivity program, we consoldiated our Canadian manufacturing operations onto Orlando and restructured the west coast sales and service organization to provide our customers with higher quality and faster service. In the longer term, we believe that Cues will achieve significant growth as water-related environmental problems remain a major challenge.

Other

     In the fourth quarter of 1996, several stockholders completed purchases which had the effect of increasing the Company's "ownership change" for purposes of utilizing the Net Oeprating Loss (NOL) carryforwards described above. While the ability to use the NOL was not impaired during 1996, any purchase of stock by either existing or new 5% stockholders increases the likelihood of impairment and will negatively effect the Company's "ownership change" calculation. We urge caution as the Company cannot guarantee full use of the NOL carryforward.

     During 1996 Company repurchased a total of 135,000 shares of common stock. We continue to believe that a balanced program of reducing debt while buying back stock at attractive prices can lead to improved earnings per share. I look forward to your continued support.

                                             Sincerely,




                                             Alexander M. Miley
                                             Chairman of the Board,
                                             President & CEO